As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sportsman’s Warehouse Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-1975614
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Sportsman’s Warehouse Holdings, Inc.

1475 West 9000 South, Suite A, West Jordan, Utah 84088
(Address of Principal Executive Offices) (Zip Code)

Sportsman’s Warehouse Holdings, Inc. Amended and Restated 2019 Performance Incentive Plan

Sportsman’s Warehouse Holdings, Inc. Amended and Restated Employee Stock Purchase Plan

(Full title of the plans)

Jeff White
Chief Financial Officer and Secretary
1475 West 9000 South, Suite A,

West Jordan, Utah 84088

(801) 566-6681

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley

Logan Tiari

Cooley LLP

355 South Grand Avenue, 9th Floor

Los Angeles, California 90071

(213) 561-3250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Sportsman’s Warehouse Holdings, Inc. (the “Registrant”) to register an additional 1,612,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), comprised of (a) 812,000 shares of Common Stock issuable pursuant to the Registrant’s Amended and Restated 2019 Performance Incentive Plan (as amended, the “Amended 2019 Plan”) and (b) 800,000 shares of the Registrant’s Common Stock, issuable pursuant to the Registrant’s Amended and Restated Employee Stock Purchase Plan (as amended, the “Amended ESPP”).

The Registrant previously registered shares of its Common Stock for issuance under (i) the Amended 2019 Plan on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2019 (File No. 333-233569), and (ii) the Amended ESPP on a Registration Statement on Form S-8 filed with the Commission on August 28, 2015 (File No. 333-206632) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Sportsman’s Warehouse Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 8, 2023)
4.2	Fourth Amended and Restated Bylaws of Sportsman’s Warehouse Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 25, 2024)
5.1*	Opinion of Cooley LLP
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1	Sportsman’s Warehouse Holdings, Inc.’s Amended and Restated 2019 Performance Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on May 31, 2024)
99.2	Sportsman’s Warehouse Holdings, Inc.’s Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on May 31, 2024)
Filing Fees*	Filing Fee Table

__________________________________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Jordan, State of Utah, on June 5, 2024.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Jeff White
Jeff White
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Stone and Jeff White, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Stone	President and Chief Executive Officer	June 5, 2024
Paul Stone	(Principal Executive Officer)

/s/ Jeff White	Chief Financial Officer and Secretary	June 5, 2024
Jeff White	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard McBee	Chair of the Board and Director	June 5, 2024
Richard McBee

/s/ Steven Becker	Director	June 5, 2024
Steven Becker

/s/ Martha Bejar	Director	June 5, 2024
Martha Bejar

/s/ Steven Sansom	Director	June 5, 2024
Steven Sansom

/s/ Nancy Walsh	Director	June 5, 2024
Nancy Walsh